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                                                                 Exhibit 10.1.18

                           EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (this "Agreement") is executed this 11th day of November, 1994, at Akron, Ohio, by and between TELXON CORPORATION, a Delaware corporation ("Telxon"), with offices at 3330 West Market Street, Aron, Ohio 44333, and DAVID B. SWANK ("Employee"), and is made effective August 22, 1994 (the "Effective Date").

                                 WITNESSETH:

  WHEREREAS, Telxon desires to employ Employee initially as Chief Financial Officer of Telxon Corporation, and thereafter, in such capacity as the Board of Directors of Telxon (the "Board") shall direct, and Employee desires to be so employed, upon the terms and conditions herein contained; and

  WHEREREAS, Telxon and Employee desire to have this Agreement supersede any and all prior agreements, oral or written, relating to the employment of Employee by Telxon;

  NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

  1. EMPLOYMENT PERIOD. Telxon agrees to employ Employee and Employee agrees to serve Telxon for the period (the "Employment Period") beginning on the Effective Date and ending March 31, 1996, subject to prior termination of this Agreement pursuant to Paragraph 4 hereof.

  2.  NATURE OF DUTIES.
      -----------------

  (a) Employee's duties and responsibilities shall be to serve in such capacity as the Board shall direct, in conformity with management policies, guidelines and directions issued by Telxon, and shall have general charge and supervision of those functions and such other responsibilities as the Board shall determine. Employee shall report to the Chief Executive Officer of Telxon or such other officer as the Board shall direct (the "Supervisor").

  (b) Employee shall work exclusively for Telxon on a full-time basis in such capacity and shall carry on his employment at such location as shall be required by the Board, except for time spent traveling on business on behalf of Telxon. During normal business hours, Employee shall devote all of his time and attention to Telxon business.

  (c) Employee shall perform his duties and responsibilities hereunder diligently, faithfully and loyally in order to cause the proper, efficient and successful operation of Telxon's business.



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  3.  COMPENSATION AND BENEFITS.
     --------------------------

  (a) SIGNING BONUS. Within 30 days of the Effective Date of this Agreement, Employee shall receive from Telxon a signing bonus in the nonrefundable amount of Fifteen Thousand Dollars ($15,000), payable in immediately available funds.

  (b) BASE SALARY AND EXPENSES. As compensation for Employee's services, Telxon shall pay to Employee during the Employment Period a salary (the "Base Salary") at the annual rate of One Hundred Fifty Thousand Dollars ($150,000), payable in arrears, in equal installments, every second Friday, or at such other interval as the Board shall direct. Telxon shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee on Telxon's behalf during the Employment Period and approved by the Supervisor, or such other officer as the Board shall direct.

  (c) BONUS COMPENSATION. In addition to the Base Salary, Employee shall, at the discretion of the Board, be eligible to receive performance bonus compensation ("Bonus Compensation"), on a basis to be agreed upon by the Supervisor and Employee; provided, that the Bonus Compensation, if any, shall be at an annual amount not to exceed Fifty Thousand Dollars ($50,000).

  (d) STOCK OPTIONS. Subject to Board approval, Employee is eligible to receive a grant or grants of options under the Telxon Corporation 1990 Stock Option Plan (the "Plan") to purchase up to 10,000 shares of the common stock, par value $.01 per share, of Telxon (the "Common Stock") at the fair market value of the Common Stock at the close of the date preceding the date of grant, which options shall vest in three equal amounts over a three year period from the initial grant date in accordance with the Plan.

  (e) RESTRICTED STOCK. Employee shall be entitled, at the Board's discretion, to an award of up to 10,000 shares of the Common Stock, purusant to a stock award agreement in substantially the form attached hereto as Exhibit A. Employee's right to ownership of the shares of Common Stock shall be immediate, subject to a right of forfeiture as to the shares awarded in increments of one-fifth, on each of the five consecutive anniversary dates of the date of the original award, in the event that Employee is no longer employed by Telxon on any of such anniversary dates, and a certificate or certificates representing such shares shall be delivered to Employee on such dates, or earlier if requested by Employee.

  (f) VACATION. During the Employment Period, Employee shall be entitled to take vacation time in accordance with Telxon policy. In the event that all or any part of said vacation is not taken for any reason during any such year, there will be no compensation paid in lieu thereof, and accrued and unused vacation time shall not be carried over and added to the vacation time for the succeeding year in accordance with such plicy.

  (g) HEALTH, DISABILITY, RETIREMENT AND DEATH BENEFITS. Telxon shall provide Employee with the same health, disability, retirement, death and other fringe benefits as are generally provided to the executive employees of Telxon in accordance with such terms, conditions and eligibility requirement as may from time to time be established or modified by Telxon.

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  4.  TERMINATION.
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  (a) This Agreement shall terminate automatically upon Employee's death.

  (b) Telxon may terminate Employee's employment under this Agreement at any time, upon five (5) days written notice to Employee, other than for cause, or if Employee becomes permanently disabled. Permanent disability shall be determined by Telxon according to the same standards applicable to the employees of Telxon generally under the disability benefits referred to in Paragraph 3(d) hereof.

  (c) Telxon shall have the right to terminate Employee's employment under this Agreement at any time, immediately, for "cause," which shall mean for behavior of Employee which is adverse to Telxon's interest, including, without limitation, Employee's dishonesty, grossly negligent misconduct, willful misconduct, disloyalty, acts of bad faith, neglect of duty or material breach of this Agreement.

  5.  EFFECTS OF TERMINATION.
      -----------------------

  (a) In the event of automatic termination by reason of Employee's death pursuant to Paragraph 4(a), or by Telxon by reason of Employee's permanent disability pursuant to Paragraph 4(b), all of Telxon's obligations under this Agreement shall end except for Telxon's obligations to pay Employee's Base Salary and Bonus Compensation, if any, in each case earned and accrued by unpaid to the date of death or permanent disability. Employee shall have the right to receive any payments under the death or disability benefits, as the case may be, provided to Employee pursuant to Paragraph 3(g), if any.

  (b) In the event Telxon exercises its right of termination other than for cause pursuant to Paragraph 4(b), or if this Agreement expires, all of Telxon's obligations under this Agreement shall end except for Telxon's obligations under Section 5(c) of this Agreement and its obligations to pay Employee's Base Salary and Bonus Compensation, if any, in each case earned and accrued but unpaid to the date of termination (which, for purposes of this Paragraph 5(b), shall be five (5) days after the date on which notification is provided by Telxon to Employee pursuant to Paragraph 4(b) or at the expiration of this Agreement, whichever the case may be).

  (c) In the event Telxon exercises its right of terminatin other than for cause pursuant to Paragraph 4(b), then Telxon shall be obligated to pay Employee, as severance pay, for the six (6) month period following the date of such termination, compensation at an annualized rate equal to the Base Salary at that time. Such payments shall be made in equal installments in such intervals as the Board shall direct.

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  (d) In the event Telxon exercises its right of termination pursuant to
Paragaph 4(c) for "cause," or Employee otherwise leaves the employ of Telxon prior to the expiration of this Agreement (which, for the purposes of this Paragraph 5(d), shall be at the date of termination or at the date Employee otherwise leaves the employee of Telxon), then all of Telxon's obligations under this Agreement shall end except for Telxon's obligations to pay Employee's Base Salary, if any, earned and accrued but unpaid to the date of termination.

  (e) Any amount that Telxon is obligated to pay to Employee under this Paragraph 5 may be offset by Telxon against any claims for damages, liability or otherwise.

  6.  COVENANT NOT TO COMPETE.
      -----------------------
  (a) DEFINITION. For the purposes of this Paragraph 6, and of Paragraph 7, the term "Telxon" shall mean Telxon Corporation, and its wholly or partially owned subsidiaries, together with their respective successors and assigns.

  (b) INDUCEMENT. This covenant between Employee and Telxon is being executed and delivered by Employee in consideration of Employee's employment with Telxon and Telxon's obligations hereunder (including, without limitation, the Base Salary, the Bonus Compensation and other benefits and payments set forth herein). Employee acknowledges that Telxon's business and Employee's responsibilities are international in scope.

  (c) RESTRICTED ACTIVITIES -- DURATION. Except as otherwise consented to or approved by the Board in writing, Employee agrees that, in addition to being operative during the term of this Agreement, the provisions of Paragraph 6(c)(i) through (iii) hereof, inclusive, shall be operative for a period of twelve (12) months after Employee's termination of employment with Telxon regardless of the time, mannner or reasons for termination. During such periods, Employee shall not, directly or indirectly, acting alone or as a member of a partnership or as an owner (provided that ownership of not more than one percent (1%) of the stock of any publicly traded company shall not be deemed violative of this Paragraph), director, officer, employee, manager, representative or consultant of any corporation or other business entity.

      (i) engage in any business in competition with the business of Telxon, including, without limiting the generality of the foregoing, the manufacture, distribution, service or support of products or systems which are of a type manufactured, sold, marketed, serviced or supported by Telxon, or which are in the process of development in which Employee has participated, at the time of the termination of this Agreement or Employee's employment with Telxon, in the United States, Canada or any European, Asian, Pacific or other foreign country in which Telxon then transacts business or is making a bona fide attempt to do so;

      (ii) induce, request or attempt to influence any customers or suppliers of Telxon to curtail or cancel their business with Telxon or in any way interfere with Telxon's business relationsips; or



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      (iii) induce, request or attempt to influence any other employee, agent or representative of Telxon to terminate their respective relationships with Telxon or in any way interfere with Telxon's employee, agency or representative relationships.

  (d) TOLLING; RELIEF OF OBLIGATIONS. In the event that Employee breaches any provision of this Paragraph 6, such violation (i) shall toll the running of the twelve (12) month period set forth in Paragraph 6(c) from the date of commencement of such violation until such violation ceases, and (ii) shall relieve Telxon of any obligations to Employee under this Agreement.

  (e) "BLUE PENCILLING" OR MODIFICATION. If either the length of time, geographic area or scope of restricted business activity set forth in Paragraph 6(c) is deemed unreasonably restrictive or unreasonable in any other respect in any court proceeding, Employee and Telxon agree and consent to such court's modifying or reducing such restriction(s) to the extent deemed reasonable under the circumstances then presented.

  7.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.
      -----------------------------------------

  (a) For purposes of this Agreement, "Confidential Information" means all information or trade secrets of any type or description belonging to Telxon which are proprietary and confidential to Telxon and which are not publicly disclosed or are only disclosed with restrictions. Without limiting the generality of the foregoing. "Confidential Information" includes strategic plans for carrying on business, other business plans, cost data, internal financial information, customer lists, employee lists, vendor lists, manufacturing methods or processes, product research or engineering data, drawings, designs, schematics, flow charts, computer programs, program decks, routines, subroutines, translators, compliers, operation systems, object and source codes, specifications, inventions, calculations, discoveries and any letters, papers, documents or instruments disclosing or reflecting any of the foregoing, and all information revealed to, acquired or created by Employee during Employee's employment by Telxon relating to any of the foregoing.

  (b) Employee acknowledges that the discharge of Employee's duties under this Agreement will necessarily involve his access to Confidential Information. Employee acknowledges that the unauthorized use by him or disclosure by him of such Confidential Information to third parties might cause irreparable damage to Telxon or Telxon's business. Accordingly, Employee agrees that at all times after the date hereof he will not copy, publish, disclose, divulge to or discuss with any third party, nor use for his own benefit, without the prior express written consent of the Board, except in the normal conduct of his duties under this Agreement, any Confidential Information, it being understood and acknowledged by Employee that all Confidential Information created, complied or obtained by Employee or Telxon, or furnished to Employee by any person while Employee is associated with Telxon remains its exclusive property.

  (c) Promptly upon termination of his employment, irrespective of the time or manner thereof or reason therefor, Employee agrees to return and surrender to Telxon all Confidential Information in any manner in his control or possession, as well as all other Telxon property.


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  8.  REMEDIES INADEQUATE.
      -------------------
  (a) Employee acknowledges that the services to be rendered by him to Telxon as contemplated by this Agreement are special, unique and of extraordinary character. Employee expressly agrees and understands that the remedy at law for any breach by him of Paragraph 6 or Paragraph 7 of this Agreement will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, upon adequate proof of Employee's violation of any legally enforceable provision of Paragraph 6 or Paragraph 7 hereof, Telxon shall be entitled to immediate injunctive relief, including, without limitation, a temporary order restraining any threatened or further breach. In the event any equitable proceedings are brought to enforce the provisions of any of Paragraph 6, Paragraph 7 or Paragraph 8 hereof, Employee agrees that he will not raise in such proceedings any defense that there is an adequate remedy at law, and Employee hereby waives any such defense. Nothing in this Agreement shall be deemed to limit Telxon's remedies at law or in equity for any breach by Employee of any of the provisions of Paragraph 6 or Paragraph 7 hereof which may be pursued or availed of by Telxon. Without limiting the generality of the immediately proceding sentence, any covenant on Employee's part contained in Paragraph 6 or Paragraph 7 hereof, which may not be specifically enforceable shall nevertheless, if breached, give rise to a cause of action for monetary damages.

  (b) Employee has carefully considered, and has had adequate time and opportunity to consult with his own counsel or other advisors regarding the nature and extent of the restrictions upon him and the rights and remedies conferred upon Telxon under Paragraphs 6, 7 and 8 hereof, and hereby acknowledges and agrees that such restrictions are reasonable in time, territory and scope, are designed to eliminate competition with otherwise would be unfair to Telxon, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of Telxon and do not confer a benefit upon Telxon disproportionate to the detriment to Employee.

  (c) The convenants and agreements made by Employee in Paragraphs 6, 7 and 8 hereof shall survive full payment by Telxon to Employee of the amounts to which Employee is entitled under this Agreement, the expiration of the Employment Period and this Agreement.

  9. RIGHTS. Employee acknowledges and agrees that any procedure, design feature, schematic, invention, improvement, development, discovery, know how, concept, idea or the like (whether or not patentable, registrable under copyright or trademark laws, or otherwise protectable under similar laws) that Employee may concieve of, suggest, make, invent, develop or implement, during the course of his service pursuant to this Agreement (whether individually or jointly with any other person or persons), relating in any way to the business of Telxon or to the general industry of which Telxon is a part, as shall all physical embodiments and manifestations thereof, and all patent rights, copyrights, trademarks (or applications therefor) and similar protections therein, (all the foregoing referred to as "Work Product"), shall be the sole, exclusive and absolute property of Telxon. All Work Product shall be deemed to be works for hire, and to the extent that any Work Product may not constitute a work for hire, Employee hereby assigns to Telxon all right, title and interest in, to and



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under such Work Product, including without limitation, the right to obtain such patents, copyright, registrations, trademark registrations or similar protections as Telxon may desire to obtain. Employee will immediately disclose all Work Product to Telxon and agrees, at any time, upon Telxon's request and without additional compensation, to execute any documents and otherwise to cooperate with Telxon respecting the perfection of its right, title and interest in, to and under such Work Product, and in any litigation or controversy in connection therewith, all expenses incident thereto to be borne by Telxon.

  10. ASSIGNMENT OF EMPLOYEE'S RIGHTS. In no event shall Telxon be obligated to make any payment under this Agreement to any assignee or creditor of Employee. Prior to the time of payment under this Agreement, neither Employee nor his legal representative shall have any right by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Agreement.

  11. TELXON'S OBLIGATIONS UNFUNDED. Except as to any benefits that may be required to be funded under any benefit plan of Telxon pursuant to law or pursuant to other agreements and which are not for the sole benefit of Employee, the obligations of Telxon under this Agreement are not funded and Telxon shall not be required to set aside or deposit in escrow any monies in avance of the due date for payment thereof to Employee.

  12. NOTICES. Any notice to be given hereunder by Telxon to Employee shall be deemed to be given if delivered to Employee in person, or if mailed to Employee, by certified mail, postage prepaid, return receipt requested, at his address last known on the records of Telxon, and any notice to be given by Employee to Telxon shall be deemed to be given if delivered in person or by mail, postage prepaid, return receipt requested, to the Supervisor at Telxon's offices in Akron, Ohio, unless Employee or Telxon shall have duly notified the other parties in writing of a change of address. If mailed, such notice shall be deemed to have been given when deposited in the mail as set forth above.

  13. AMENDMENTS. This Agreement shall not be modified or discharged, in whole or in part, except by an agreement in writing signed by the parties hereto.

  14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties. The parties are not relying on any other representation, express or implied, oral or written. This Agreement supersedes any prior employment agreement, written or oral, between Employee and Telxon.

  15. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not affect the meaning of any terms or provisions hereof.

  16. BINDING EFFECT. The rights and obligations of Telxon hereunder shall inure to the benefit of, and shall be binding upon, Telxon and its respective successors and assigns, and the rights and obligations of Employee hereunder shall inure to the benefit of, and shall be binding upon, Employee and his heirs, personal representatives and estate.

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  17.  SEVERABLE PROVISIONS. The provisions of this Agreement are servable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially enforceable provision shall be binding and enforceable to the extent enforceable in any jurisdiction.

  18. GOVERNING LAW AND VENUE. Except to the extent that the laws of another jurisdiction mandatorily apply, all questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resovled under the laws of the State of Ohio applicable to agreements made and to be performed therein, without regard to any conflicts or choice of law rules or any presumption or construction against the party causing this Agreement to be drafted. Any action, suit or proceeding relating to or arising out of this Agreement or any of the transactions contemplated hereby shall be brought in, and each of the parties irrevocably submits to the jurisdiction of, any court of the State of Ohio sitting in Cuyahoga County. Ohio or the Federal District Court for the Northern District of Ohio, Eastern Division, sitting in Cleveland, Ohio. Each party hereby irrevocably waives any objection including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which such party may now or hereafter have to the bringing of any such action, suit or proceeding in any such court and irrevocably agrees that process in any such action, suit or proceeding may be served upon such party personally or by certified or registered mail, return receipt requested, provided that nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law.

  19. FORMER EMPLOYER. Employee represents that he is not now, and by entering into this Agreement will not be, in violation of any employment, consulting or other agreement with, or in breach of any common law fiduciary duty to, Employee's former employer. Employee agrees to indemnify and hold harmless Telxon for any action, claim, damages or any costs incurred by Telxon in connnection with Employee's employment with his former employer and/or in defense of any action or claim (including reasonable attorney's fees) made against Telxon in connection therewith.

  20. SURVIVAL. The terms and provisions contained in Paragraphs 5, 6, 7, 8, 9, 18 and 19 of this Agreement shall survive any termination or expiration of this Agreement.

  IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written, effective the Effective Date.

TELXON CORPORATION                            EMPLOYEE


By: /s/ Robert F. Meyerson                    /s/ David B. Swank
    ---------------------------------         -------------------------------
    Robert F. Meyerson                        David B. Swank
    Chief Executive Officer

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